RESTRICTED STOCK PURCHASE AGREEMENT

        Agreement between E-Newco, Inc., a Delaware corporation (the "Company") and Jon V. Diamond (the "Purchaser") dated the 27th day of March, 2000.


SECTION 1.     ACQUISITION OF SHARES.

          (a) TRANSFER. On the terms and conditions set forth in the Employment Agreement between parties of even date herewith (the "Employment Agreement") and this Agreement, the Company agrees to transfer to the Purchaser 110 shares of common stock of the Company (the "Purchased Shares"). The transfer shall occur at the offices of the Company on the date hereof or at such other place and time as the parties may agree.

          (b) CONSIDERATION. The Purchaser agrees to pay a purchase price of $3,735.955 for each Purchased Share (the "Purchase Price"). The Purchase Price is agreed to be at least 100% of the fair market value of the Purchased Shares. Payment shall be made in the form of a promissory note (the "Note") substantially in the form of Exhibit I hereto.

SECTION 2.     RIGHT OF REPURCHASE

          (a) SCOPE OF REPURCHASE RIGHT. Unless they have become vested in accordance with Subsection (c) below, the Shares acquired under this Agreement initially shall be Restricted Shares and shall be subject to a right (but not an obligation) of repurchase by the Company (the "Right of Repurchase"). The Purchaser shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except as provided in the following sentence. The Purchaser may transfer Restricted Shares (i) by beneficiary designation, will or intestate succession or (ii) to the Purchaser's spouse, children or grandchildren or to a trust established by the Purchaser for the benefit of the Purchaser or the Purchaser's spouse, children or grandchildren, provided in either case that the transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Purchaser transfers any Restricted Shares, then this Section 2 shall apply to the transferee to the same extent as to the Purchaser.

          (b) CONDITION PRECEDENT TO EXERCISE. Unless otherwise provided in the Employment Agreement of even date herewith between the Company and Purchaser (the "Employment Agreement"), the Right of Repurchase shall be exercisable with respect to any Restricted Shares only during the 90-day period next following the later of:

               (i) The date when the Purchaser's service terminates for any reason other than death or Disability, a termination by the Company without Cause or by the Purchaser for Good Reason (as such terms are defined in the Employment Agreement); or

               (ii) The date when such Restricted Shares were purchased by the Purchaser, the executors or administrators of the Purchaser's estate or any person who has acquired the Restricted Shares directly from the Purchaser by bequest, inheritance or beneficiary designation.

          (c) LAPSE OF REPURCHASE RIGHT. The Right of Repurchase shall lapse with respect to one- thirty-sixth of the number of the Shares purchased hereunder at the end of each calendar month, commencing with April 30, 2000, so that shares shall be vested on March 31, 2003. The Right of Repurchase shall also lapse in its entirety upon Purchaser's death or Disability or in the event of his termination of employment by the Company without Cause or by the Purchaser for Good Reason (as such terms are defined in the Employment Agreement). The Right of Repurchase shall also lapse in its entirety upon a Change of Control of the Company. "Change of Control" means the first to occur of any one of the events set forth in the following clauses (i) through (iv): (i) any Person (other than one or more Excluded Persons) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of clause (iii) hereof; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on June 30, 2000, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on June 30, 2000 or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than one or more Excluded Persons) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least a majority of the board of directors of which comprises individuals who were directors of the Company immediately prior to such sale or disposition. "Excluded Person" shall mean any stockholder of the Company as of the date hereof and any of their respective affiliates. "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (d) REPURCHASE COST. If the Company exercises the Right of Repurchase, it shall pay the Purchaser an amount equal to the Purchase Price for each of the Restricted Shares being repurchased.

          (e) EXERCISE OF REPURCHASE RIGHT. The Right of Repurchase shall be exercisable only by written notice delivered to the Purchaser prior to the expiration of the 90-day period specified in Subsection (b) above. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Purchaser the purchase price determined according to Subsection (d) above. Payment shall be made in cash or cash equivalents or by canceling indebtedness to the Company incurred by the Purchaser in the Purchase of the Restricted Shares. The Right of Repurchase shall terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Subsection (e).

          (f) ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also, after each such transaction, be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Restricted Shares shall remain the same.

          (g) TERMINATION OF RIGHTS AS STOCKHOLDER. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section 2, then after such time the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

          (h) ESCROW. Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement and the Pledge Agreement attached as part of Exhibit II hereto. Any new, substituted or additional securities or other property described in Subsection (f) above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Right of Repurchase or (ii) released to the Purchaser upon the Purchaser's request to the extent the Shares are no longer Restricted Shares (but not more frequently than once every six months). In any event, all Shares which have vested (and any other vested assets and securities attributable thereto) shall be released within 90 days after the Purchaser's cessation of service.

SECTION 3.     OTHER RESTRICTIONS ON TRANSFER.

          (a) PURCHASER REPRESENTATIONS. In connection with the issuance and acquisition of Shares under this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

               (i) The Purchaser is acquiring and will hold the Purchased Shares for investment for his account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

               (ii) The Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.

               (iii) The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction," and the amount of securities being sold during any three- month period not exceeding specified limitations. The Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

               (iv) The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that he will not dispose of the Purchased Shares unless and until he has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and he has provided the Company with written assurances, in substance and form satisfactory to the Company, that the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken.

               (v) The Purchaser has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

               (vi) The Purchaser is aware that his investment in the Company is a speculative investment which has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing his financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his investment in the Purchased Shares.

          (b) SECURITIES LAW RESTRICTIONS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

          (c) RIGHTS OF THE COMPANY. The Company shall not be required to
(i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

SECTION 4.     SUCCESSORS AND ASSIGNS.

               Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributes, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof. It is expressly understood by the parties that if the Company engages in a transaction (whether pursuant to a merger or otherwise) pursuant to which it becomes a wholly owned subsidiary of another entity, such parent entity shall succeed to the Company's rights and obligations hereunder and thereafter references to the "Company" shall be to such parent entity.

SECTION 5.     TAX ELECTION.

               The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"). To be effective, the Code Section 83(b) election must be filed within 30 days after the date of purchase. The form for making the Code Section 83(b) election is attached to this Agreement as an Exhibit I.
THE PURCHASER SHOULD CONSULT WITH HIS TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE PURCHASED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(B) ELECTION. THE PURCHASER ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF.

SECTION 6.     LEGENDS.

               All certificates evidencing Purchased Shares shall bear the following legends:

        "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF REPURCHASE UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

        "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

        If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

SECTION 7.     NOTICE.

               Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that he most recently provided to the Company.

SECTION 8.     ENTIRE AGREEMENT.

               This Agreement, the Note and the Pledge Agreement attached as Exhibit II hereto and the Employment Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

SECTION 9.     CHOICE OF LAW.

               This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such State.





               IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.


                      /s/  JON V. DIAMOND



                      E-NEWCO, INC.



                                   By: /s/ Jon V. Diamond
                                       ---------------------









                                    SECTION 83(B) ELECTION

               This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2 of the Treasury Regulations.

              (1)    The taxpayer who performed the services is:

Name:

Address:

Social Security No.:

              (2) The property with respect to which the election is made is shares of the common stock of E-Newco, Inc.

              (3)    The property was transferred on                ,       .
                                                     ----------- ---  ------

              (4)    The taxable year for which the election is made
       is the calendar year       .

              (5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for certain reasons taxpayer's service with the issuer is terminated. The issuer's repurchase right lapses in a series of installments over a 3-year period ending on March 31, 2003.

              (6) The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

              (7)    The amount paid for such property is $       per share.
                                                           ------

              (8) A copy of this statement was furnished to E-Newco, Inc., for whom taxpayer rendered the services underlying the transfer of such property.

              (9)    This statement is executed on                ,       .
                                                   ----------- ---  ------



_____________________________                    _____________________________
Spouse (if any)                                  Taxpayer

THIS SECTION 83(B) ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE CENTER WITH WHICH THE TAXPAYER FILES HIS FEDERAL INCOME TAX RETURNS AND MUST BE FILED WITHIN 30 DAYS AFTER THE DATE OF PURCHASE. THIS FILING SHOULD BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED. THE TAXPAYER MUST RETAIN TWO COPIES OF THE COMPLETED FORM FOR FILING WITH HIS FEDERAL AND STATE TAX RETURNS FOR THE CURRENT TAX YEAR AND AN ADDITIONAL COPY FOR HIS RECORDS.